UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

___________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 12, 2006

___________

PREMIER COMMUNITY BANKSHARES, INC.

(Exact name of registrant as specified in its charter)

Virginia (State or other jurisdiction of incorporation)	0-18868 (Commission File Number)	54-1560968 (I.R.S. Employer Identification No.)
4095 Valley Pike Winchester, Virginia (Address of principal executive offices)	22602 (Zip Code)

Registrant’s telephone number, including area code:  (540) 869-6600

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On September 12, 2006, Premier Community Bankshares, Inc. (the “Company”) appointed John A. Willingham as the Company’s Senior Vice President and Chief Financial Officer. Mr. Willingham replaces Frederick A. Board, who retired as the Company’s principal financial officer and principal accounting officer on the same date. Mr. Board will continue as a consultant to the Company and an officer of The Marathon Bank, a wholly owned subsidiary of the Company, until his retirement from the Company on December 31, 2006.

Mr. Willingham, 28, served as Vice President and Controller of the Company since May 2006. Mr. Willingham was a Manager with the public accounting firm of Yount, Hyde & Barbour, P.C. in Winchester, Virginia, from July 2002 to April 2006. He was employed with the public accounting firm of Pricewaterhouse Coopers LLP in McLean, Virginia, from December 1999 to July 2002, most recently in the position of Senior Associate. Mr. Willingham is a certified public accountant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PREMIER COMMUNITY BANKSHARES, INC.

(Registrant)

Date: September 12, 2006	By: /s/ Donald L. Unger

Donald L. Unger

President and Chief Executive Officer